109813.00100/11447211v.2
                                                             Exhibit 99.2


                     PRO-FORMA FINANCIAL INFORMATION
               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          FINANCIAL INFORMATION

     On June 30, 2005, we entered into an asset purchase agreement with INDUS Corporation pursuant to which we sold substantially all of the assets and certain liabilities of our secure network services business. The purchase price was approximately $12.5 million, subject to adjustments described in the asset purchase agreement based on the net assets of the business on the date of closing. The asset purchase agreement provides that $3.0 million of the purchase price be held in escrow. Of this amount, $625,000 is held as security for the payment of our indemnification obligations pursuant to the asset purchase agreement, if any, and will be released to us eighteen (18) months following the date of the asset purchase agreement unless a certain key government contract, referred to as the Key Contract, is not assigned (referred to as a novation) as of such time. A portion of the escrow amount equal to $2,000,000 (which includes the portion referenced above for indemnification obligations), plus any interest or other income earned thereon, will also serve as security for a payment obligation we have to INDUS Corporation if the novation of the Key Contract from us to INDUS Corporation is not approved by such government customer and received within two years from the date of the asset purchase agreement. The transaction was completed on June 30, 2005.

     The unaudited pro forma financial information presented reflects the estimated pro forma effect of the sale of the secure network services business.

     Two unaudited pro forma condensed consolidated financial statements are included herein, as follows:


             (a) an unaudited pro forma condensed consolidated statements of operations for the nine months December 31, 2004 giving effect to the sale of the secure network services business as if it occurred on April 1, 2004 and the year ended March 31, 2004, giving effect to the sale of the secure network services business as if it occurred on April 1, 2003; and

             (b)  an unaudited pro forma condensed
           consolidated balance sheet at December 31, 2004, giving effect to the sale of the secure network services business as if it occurred on April 1, 2004.

     The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the sale of the secure network services business. These pro forma adjustments have been made to illustrate the anticipated financial effect of the sale of the secure network services business. The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this filing. However, actual adjustments may differ
materially from the information presented.    Assumptions underlying the
pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. These pro forma condensed consolidated statements of operations do not include anticipated gain on the sale of the secure network services business of approximately $5.0 million.

     The unaudited pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial position which would actually have been obtained if the transaction had occurred in the periods indicated below or which may exist or be obtained in the future. The information is not representative of future results of operations or financial position.
The unaudited condensed pro forma financial information is qualified in its entirety by and should be read in conjunction with the more detailed information and financial data appearing in the Company's historical consolidated financial statements and notes thereto included herein the latest annual report on Form 10-K. In the opinion of management, all material adjustments necessary to reflect the disposition of the secure network services business by us have been made. The unaudited pro forma consolidated financial information should be read in conjunction with the notes hereto and any historical consolidated financial statements and notes thereto included in an annual report on Form 10-K for the year ended March 31, 2004.


                      Halifax Corporation and Subsidiaries
      Pro forma Condensed Consolidated Statement of Operations (unaudited)


                                  For the nine months ended                For the year ended
                                      December 31, 2004                     March  31, 2004
                              Actual     Adjust-        Proforma      As      Adjust-       Proforma
                                          ments                    reported    ments
(amounts in thousands,
except share data)

Revenues                      $ 43,847   $(9,336)  (1)    $34,511   $49,537  $ (9,481)  (1)   $40,056

Operating (loss) income          (917)    (1,745)  (2)    (2,662)     1,054    (1,040)  (2)        14

Interest Expense                   462             (3)        124       576        526  (3)        50
                                              338

(Loss) income before income    (1,379)    (1,407)  (2)    (2,786)       478      (514)  (2)      (36)
taxes

Income tax (benefit expense      (479)             (4)      (986)   (3,750)      (185)  (4)   (3,935)
                                            (507)

Net (loss) income               $(900)    $ (900)        $(1,800)   $ 4,228     $  329        $ 3,899

(Loss) income per share -      $(0.30)                    $(0.60)    $ 1.60                    $ 1.48
basic

Loss income per share -        $(0.30)                    $(0.60)    $ 1.54                    $ 1.40
diluted


The pro forma adjustment to the historical financial statements are:

(1) Reflects the elimination of in revenues attributable to the secure network services business as a result of its sale.
(2) Reflects the reduction of gross margin attributable to the secured networks services business as a result of the sale.
(3) Reflects the elimination of interest expense of $338 thousand and 526 thousand as a result of proposed reduction in the principal balance of notes payable of approximately $9.0 million for the nine months ended December 31, 2004 and year ended March 31, 2004, respectively.
(4)  Reflects the income tax effect of the foregoing adjustments.


                      Halifax Corporation and Subsidiaries
           Pro forma Condensed Consolidated Balance Sheet (unaudited)

(amounts in thousands)                                      At December 31, 2004

                                            As reported      Adjustments             Pro forma
ASSETS

CURRENT ASSSETS
Cash                                           $      100       $    12,500   (2)      $    3,256
                                                                    (9,344)   (5)
Trade accounts receivable, net                     11,747           (1,949)   (1)           9,798
Inventory, net                                      5,872                                   5,872
Prepaid expenses and other current assets              834              (16)   (1)             818
Deferred tax asset                                  1,148           (1,148)   (3)               -
TOTAL CURRENT ASSETS                               19,701                43                19,744

PROPERTY AND EQUIPMENT, net                         1,624              (64)   (1)           1,560
GOODWILL AND OTHER INTANGIBLE

ASSETS (net)                                        7,235                                   7,235
OTHER ASSETS                                          144                                     144
DEFERRED TAX ASSET                                  3,231           (1,580)                 1,651

TOTAL ASSETS                                   $   31,935       $   (1,601)            $   30,334

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                              $    4,298       $     (500)   (1)      $    3,798
Accrued expenses                                    3,839             (229)   (1)           5,732
                                                                        725   (3)
                                                                      1,747   (4)
                                                                      (350)   (5)
Deferred maintenance revenues                       3,796                                   3,796
Current portion of long-term debt                      23                                      23
Bank Debt                                           9,698           (6,100)   (5)           3,598
Notes payable                                         494             (494)   (5)               -

TOTAL CURRENT LIABILITIES                          22,148           (5,201)                16,947


OTHER LONG-TERM DEBT                                  172                                     172
SUBORDINATED DEBT - AFFILIATE                       2,400           (1,400)   (5)           1,000
DEFERRED INCOME                                       293                 -                   293

TOTAL LIABILITIES                                  25,013           (6,601)                18,412

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock                                          825                                     825
Additional paid in capital                          9,003                                   9,003
Accumulated deficit                               (2,694)             5,000   (6)           2,306
Less treasury stock at cost                         (212)                 -                 (212)

TOTAL STOCKHOLDERS' EQUITY                          6,922             5,000                11,922

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                               $   31,935        $  (1,601)            $   30,334


(1) Reflects the elimination of net assets sold in connection with the sale of the secure network services business.
(2) Reflects the cash proceeds received from the sale of $12.5 million and includes amounts held in escrow at closing of $3.0 million, which is reflected in the cash balance.
(3) Records the provision for income taxes utilizing the net operating loss carryforward and estimated additional income taxes.
(4) Reflects estimated transaction costs, fees and expenses of $1.7 million
(5) Reflects the approximate use of $9.0 of the proceeds to repay indebtedness
(6) Reflects the estimated gain on sale of secure network services business, net of taxes and transaction costs.